As filed with the Securities and Exchange Commission on October 30, 2009
Registration No. 333-154731

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Post-Effective Amendment No. 1 on Form S-3 to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SINOHUB, INC.
(Exact name of registrant as specified in its charter)
Delaware	5065	87-0438200
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
6/F, Building 51, Road 5, Qiongyu Blvd.
Technology Park, Nanshan District
Shenzhen, People’s Republic of China 518057
+86-755-2661-2106
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Henry T. Cochran
6/F, Building 51, Road 5, Qiongyu Blvd.
Technology Park, Nanshan District
Shenzhen, People’s Republic of China 518057
 (Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Gregory L White, Esq.
Mark A. Katzoff, Esq.
Seyfarth Shaw LLP
2 Seaport Lane
Boston, Massachusetts 02210
(617) 946-4800
(617) 946-4801 (fax)

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer box.	☐
Non-accelerated filer	☐	Smaller reporting company	☒

(Do not check if a smaller reporting company)

NOTE

This Post-Effective Amendment No. 1 on Form S-3 relates solely to the resale by the selling stockholders identified in this registration statement of shares of common stock, including shares of common stock issuable upon the exercise of warrants and initially registered by us for resale on the Registration Statement on Form S-1 (File No. 333-121028) declared effective by the Securities and Exchange Commission on or about May 12, 2009. This Post-Effective Amendment No. 1 on Form S-3 is being filed to convert such Registration Statement on Form S-1 into a Registration Statement on Form S-3. All filing fees payable in connection with the registration of these securities were previously paid in connection with the filing of the original registration statement for the resale of the shares.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED ___, 2009

PROSPECTUS

SINOHUB, INC.
 6,435,951 SHARES OF COMMON STOCK

This prospectus relates to the resale by the selling stockholders identified in this prospectus of up to 6,435,951 shares of common stock, including shares of common stock issuable upon the exercise of warrants. All of the shares, when sold, will be sold by these selling stockholders. The selling stockholders may sell these shares from time to time in the open market at prevailing prices or in individually negotiated transactions, through agents designated from time to time or through underwriters or dealers. We will not control or determine the price at which the selling stockholders decide to sell their shares. The selling stockholders may be deemed underwriters of the shares of common stock, which they are offering. We will pay the expenses of registering these shares.

We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from the sale of common stock hereunder. We will receive proceeds from any exercise of outstanding warrants by the selling stockholders if and when those warrants are exercised for cash. The warrants may also be exercised by surrender of the warrants in exchange for an equal value of shares in accordance with the terms of the warrants.

Our common stock is quoted on the NYSE Amex, under the symbol “SIHI.”  The last reported sale price per share of our common stock as reported by the NYSE Amex on October 28, 2009, was $4.88.

No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Investing in our securities involves risks that you should consider andthat are described in in our most recent Annual Report on Form 10-K, and as described or may be described in any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K, which are incorporated by reference into this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is ___________, 2009.

You should only rely on the information contained in this prospectus.  We have not, and the selling stockholders have not, authorized any other person to provide you with different information.  This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the documents incorporated by reference into this prospectus and described in “Information Incorporated by Reference” and the additional information described under the heading “Where You Can Find More Information.”  As used throughout this prospectus, the terms “SinoHub,” “SIHI,” the “Company,” “we,” “us,” and “our” refer to SinoHub, Inc. and  its subsidiaries, namely SinoHub International, Inc., SinoHub Electronics Shenzhen, Ltd.,  SinoHub Electronics Shanghai, Ltd., SinoHub SCM Shanghai, Ltd., B2B Chips, Limited, SinoHub Technology (Hong Kong) Limited and SinoHub SCM Shenzhen, Ltd.  As used throughout this prospectus, the term “SinoHub International” refers to our subsidiary SinoHub International, Inc.

Historical share amounts set out in this prospectus have been adjusted to give retroactive effect to a 1-for-3.5 reverse stock split effected on July 18, 2008, and, with respect to the historical share amounts relating to stock initially issued by SinoHub International, the effects of the reverse merger pursuant to which SinoHub International became a subsidiary of the Company and in which the shareholders of SinoHub International received 3.718425 shares of SinoHub common stock for each outstanding share of SinoHub International common stock (which merger is referred to herein as the “Merger” or the “reverse merger”).  Unless otherwise stated herein, all currency amounts have been expressed in United States dollars. In converting amounts from Chinese Renminbi (RMB) to United States dollars we have used an exchange rate of 6.83 RMB per United States dollar, the conversion rate as of October 27, 2009.

OUR COMPANY

SinoHub, Inc. (formerly known as Liberty Alliance, Inc.) is a Delaware corporation, originally incorporated in Utah in 1986, and subsequently merged and reorganized as Liberty Alliance, Inc. in Delaware in 1991.   We have one direct subsidiary, SinoHub International, Inc. (formerly SinoHub, Inc.), a Delaware corporation, and a number of indirect subsidiaries:  SinoHub Electronics Shenzhen, Ltd.,  SinoHub Electronics Shanghai, Ltd. and SinoHub SCM Shanghai, Ltd., each organized as companies under the laws of the People’s Republic of China (the “PRC” or “China”) and B2B Chips, Limited and SinoHub Technology (Hong Kong) Limited and SinoHub SCM Shenzhen, Ltd. Hong Kong, each organized as Hong Kong companies..

The Company’s mailing address and executive offices are located at 6/F, Building 51, Road 5, Qiongyu Blvd., Technology Park, Nanshan District, Shenzhen 518057, People’s Republic of China. The Company’s telephone number, including the International Code and Area Code is +86-755-2661-2106 and its corporate website is www.sinohub.com.

SinoHub is engaged in electronic component sales and electronic component supply chain management (SCM) services. Our electronic component sales include procurement-fulfillment and individually negotiated electronic component sales to manufacturers. We deal only in original parts in original packing and do not alter or modify the parts in any way.  Accordingly, any quality issues with respect to the parts would be the responsibility of the manufacturer of the parts, and we provide no warranties with respect to the components we sell.  Our SCM services include warehousing, logistics and import/export. At present all of our component sales and SCM services occur in the PRC and Hong Kong.   In addition, we have recently begun to purchase completed mobile phones from certain of our manufacturer customers for resale in markets outside of China, currently Malaysia and Vietnam.  To date, this business currently has not produced a significant portion of our revenues.

ABOUT THIS OFFERING

This prospectus relates to the resale by the selling stockholders identified in this prospectus of up to  6,435,951 shares of common stock, including shares of common stock issuable upon the exercise of warrants. All of the shares, when sold, will be sold by these selling stockholders. The selling stockholders may sell their shares of common stock from time to time at prevailing market prices. We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders.  However, we may receive the sale price of any common stock we sell to the selling stockholders upon exercise of the outstanding warrants.

Common Stock Offered:
Up to 6,435,951 shares of common stock, including shares of common stock issuable upon the exercise of common stock warrants, of which (i) the Class A warrants are exercisable for an aggregate of 1,057,511 shares, have an initial exercise price equal to $2.15 per share, and expire on September 10, 2011, and (ii) the Class B warrants are exercisable for an aggregate of 1,101,628 shares, have an initial exercise price equal to $3.00 per share, and expire on September 10, 2013.  All of the warrants are beneficially owned by accredited investors and the issuance of any shares of common stock to these holders upon the exercise of warrants shall be effected as a private offering in accordance with Section 4(2) of the Securities Act.

Common Stock Outstanding at 10/9/2009:	25,470,731

Use of Proceeds:
We will not receive any proceeds from the sale of the 6,435,951 shares of common stock subject to sale by the selling stockholders under this prospectus. However, we may receive up to an aggregate of approximately $5.6 million from the sale price of any common stock we sell to the selling stockholders upon exercise of the outstanding Class A and Class B warrants, assuming all warrants are exercised for cash. Any net proceeds we receive from the selling stockholders through the exercise of warrants will be used for general corporate purposes.

NYSE Amex Symbol:	SIHI

RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors contained or to be contained in our filings with the SEC and incorporated by reference in this prospectus, together with all of the other information contained in this prospectus. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of the value of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act regarding our business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements. However, these are not the exclusive means of identifying forward-looking statements. Although forward-looking statements contained in this prospectus reflect our good faith judgment, such statements can only be based on facts and factors currently known to us. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. You should not place undue reliance on forward-looking statements, which speak only as of the date of this prospectus.

Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.  Further information about the risks and uncertainties that may impact us are incorporated by reference in “Risk Factors” on page 7 of this prospectus. We assume no obligation to publicly update and supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements.

USE OF PROCEEDS

We will not receive any proceeds from the sale of our common stock by the selling stockholders. However, we may receive up to an aggregate of approximately $5.6 million from the sale price of any common stock we sell to the selling stockholders upon exercise of the outstanding Class A and Class B warrants, assuming all warrants are exercised for cash.

We anticipate that any net proceeds from the sale of stock we sell to the selling stockholders upon exercise of outstanding warrants will be used for general corporate purposes. Such general purposes may include acquisitions, investments, repayment of debt, capital expenditures, repurchase of our capital stock and any other purposes that we may specify in any prospectus supplement. We may invest the net proceeds temporarily until we use them for their stated purpose.

SELLING STOCKHOLDERS

The following table sets forth as of  October 9, 2009 information regarding the current beneficial ownership of our common stock by the persons identified, based on information provided to us by them, which we have not independently verified. Although we have assumed for purposes of the table that the selling stockholders will sell all of the shares offered by this prospectus, because they may from time to time offer all or some of their shares under this prospectus or in another manner, no assurance can be given as to the actual number of shares that will be resold by the selling stockholder (or any of them), or that will be held after completion of the resales.  In addition, a selling stockholder may have sold or otherwise disposed of shares in transactions exempt from the registration requirements of the Securities Act or otherwise since the date he or she provided information to us. The selling stockholders are not making any representation that the shares covered by this prospectus will be offered for sale. Except as set forth below, no selling stockholder has held any position nor had any material relationship with us or our affiliates during the past three years.  Except as set forth below, each of the selling stockholders has advised the Company that it is not a registered broker-dealer or an affiliate of a registered broker-dealer.

	Shares of Common Stock Beneficially Owned Prior to Offering(1)		Shares Being Offered	Shares of Common Stock Beneficially Owned After Offering(2)
Selling Stockholder	Shares	%		Shares	%

Norman Zada (3)+	176,469	*	176,469	0	*
Ultima Partners, LP (4)+	352,940	1.4%	352,940	0	*
Fred L. Astman/Wedbush Securities Inc CF IRA R/O Holding 10/13/92 (5)+	132,450	*	132,450	0	*
Lake Street Fund LP (6)+	580,228	2.3%	580,228	0	*
MKM Opportunity Master Fund, Ltd. (7)+	587,443	2.3%	587,443	0	*
The USX China Fund (8)+	194,800	*	194,800	0	*
Renaissance US Growth Investment Trust Plc (9)+	1,764,704	6.9%	1,764,704	0	*
Global Special Opportunities Trust Plc (10)+	882,353	3.5%	882,353	0	*
Premier RENN Entrepreneurial Fund Ltd (11)+	882,353	3.5%	882,353	0	*
Micro Pipe Fund I, LLC (12)+	67,295	*	67,295	0	*
Wedbush Opportunity Partners, L.P. (13)+	58,822	*	58,822	0	*
Lorikeet, Inc. (14)♦	196,093	*	196,093	0	*
John C. Leo ♦	135,001	*	135,001	0	*
Jeffrey A. Grossman ♦	200,000	*	200,000	0	*
Daniel Carlson ♦	65,000	*	65,000	0	*
John Tammaro ♦	10,000	*	10,000	0	*
Beilei Dong ♦	150,000	*	150,000	0	*

Total	6,435,951	25.3%	6,435,951	0	*
* Less than one percent
+ Investors in the PIPE offering.
♦ Lock-up investors with piggy-back rights

(1)
This table is based upon information supplied by the selling shareholder. The number and percentage of shares beneficially owned are based on an aggregate of 25,470,731 shares of our common stock outstanding as of October 9, 2009 and, to the extent applicable, the warrants to purchase common stock held by the persons for whom such number and percentage is being calculated.

(2)
Because the selling shareholder identified in this table may sell some, all or none of the shares owned by it that are registered under this registration statement, and because, to our knowledge, there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares registered hereunder, no estimate can be given as to the number of shares available for resale hereby that will be held by the selling shareholders at the time of this registration statement. Therefore, we have assumed for purposes of this table that the selling shareholder will sell all of the shares beneficially owned by it.

(3)
Norman Zada exercises voting and investment control over the securities to be offered for resale by the selling shareholder. This amount includes 58,822 shares which may be purchased pursuant to currently exercisable warrants.

(4)
Norman Zada exercises voting and investment control over the securities to be offered for resale by the selling shareholder. This amount includes 117,646 shares which may be purchased pursuant to currently exercisable warrants.

(5)
Fred L. Astman exercises voting and investment control over the securities to be offered for resale by the selling shareholder. This amount includes 44,150 shares which may be purchased pursuant to currently exercisable warrants. Fred L. Astman is an affiliate of First Wilshire Securities Management, Inc., a broker dealer.  He has advised the Company he bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, he had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities.

(6)
Fred L. Astman and Scott Hood exercise voting and investment control over the securities to be offered for resale by the selling shareholder. This amount includes 265,000 shares which may be purchased pursuant to currently exercisable warrants. Fred L. Astman and Lake Street Fund LP are affiliates of First Wilshire Securities Management, Inc., a broker dealer.  They have advised the Company they bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, they had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities.

(7)
David Skriloff exercises voting and investment control over the securities to be offered for resale by the selling shareholder. This amount includes 294,116 shares which may be purchased pursuant to currently exercisable warrants.

(8)
Stephen L. Parr exercises voting and investment control over the securities to be offered for resale by the selling shareholder. This amount includes 100,000 shares which may be purchased pursuant to currently exercisable warrants.

(9)
Russell Cleveland exercises voting and investment control over the securities to be offered for resale by the selling shareholder.  This amount includes 588,234 shares which may be purchased pursuant to currently exercisable warrants.

(10)
Russell Cleveland exercises voting and investment control over the securities to be offered for resale by the selling shareholder.  This amount includes 294,116 shares which may be purchased pursuant to currently exercisable warrants.

(11)
Russell Cleveland exercises voting and investment control over the securities to be offered for resale by the selling shareholder.  This amount includes 294,116 shares which may be purchased pursuant to currently exercisable warrants.

(12)
David Mickelson exercises voting and investment control over the securities to be offered for resale by the selling shareholder. This amount includes 44,117 shares which may be purchased pursuant to currently exercisable warrants.

(13)
Jeremy Q. Zhu and Eric D. Wedbush exercise voting and investment control over the securities to be offered for resale by the selling shareholder. This amount includes 58,822 shares which may be purchased pursuant to currently exercisable warrants.

(14)	Steven L. White exercises voting and investment control over the securities to be offered for resale by the selling shareholder.
On September 10, 2008, SinoHub entered into and closed a Securities Purchase Agreement with certain accredited investors in a private offering, referred to as a PIPE offering for an aggregate of (i) 4,406,533 shares of common stock, (ii) three-year warrants to purchase an aggregate of 1,101,628 shares of common stock at an exercise price of $2.15 per share and (iii) five-year warrants to purchase an aggregate of 1,101,628 shares of common stock at an exercise price of $3.00 per share, which resulted in gross proceeds to the Company of $7,491,110.

Shares of SinoHub that were subject to Lock-Up Agreements entered into among such holders and SinoHub in connection with the Merger are entitled to piggyback registration rights under the terms of the Merger Agreement entered into in connection with SinoHub’s reverse merger. The lock-up restrictions expired on May 14, 2009.  The lock-ups were entered into by Lorikeet, Inc., the controlling shareholder of the Company while it was a dormant shell, and the Company’s consultant at such time John Leo (and John Leo’s subsequent transferees: Jeffrey Grossman, Daniel Carlson, Grace King, John Tammaro and Beilei Dong). These 796,094 shares have been included in this registration statement.   The shares of common stock held by Lorikeet were purchased from the Company in a private placement on June 20, 2006 for an aggregate purchase price of $20,000 pursuant to a subscription agreement between the Company and the stockholder.  These shares held by the balance of the stockholders subject to the lock-ups were initially sold by Lorikeet and certain other shareholders of the Company to John C. Leo upon the closing of the Merger.  Mr. Leo then transferred the shares set forth above to Messrs. Grossman, Tammaro and Carlson and Ms. King on August 14, 2008.  On October 9, 2008, Mr. Leo sold 150,000 shares to Beilei Dong for $100,000.

PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or quoted or in private transactions.  These sales may be at fixed or negotiated prices.  The selling stockholders may use any one or more of the following methods when selling shares:

·	ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

·	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

·	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

·	an exchange distribution in accordance with the rules of the applicable exchange;

·	privately negotiated transactions;

·	to cover short sales made after the date that this Registration Statement is declared effective by the SEC;

·	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

·	a combination of any such methods of sale; and

·	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.  The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of Common Stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Upon the Company being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of Common Stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of Common Stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.  In addition, upon the Company being notified in writing by a selling stockholder that a donee or pledgee intends to sell more than 500 shares of Common Stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

The selling stockholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Securities will be paid by the selling stockholder and/or the purchasers.  Each selling stockholder has represented and warranted to the Company that it acquired the securities subject to this Registration Statement in the ordinary course of such selling stockholder’s business and, at the time of its purchase of such securities such selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

The Company has advised each selling stockholder that it is the view of the SEC that it may not use shares registered on this Registration Statement to cover short sales of common stock made prior to the date on which this Registration Statement shall have been declared effective by the SEC.  If a selling stockholder uses this prospectus for any sale of the common stock, it will be subject to the prospectus delivery requirements of the Securities Act.  The selling stockholders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such selling stockholders in connection with resales of their respective shares under this Registration Statement.

The Company is required to pay all fees and expenses incident to the registration of the shares, but the Company will not receive any proceeds from the sale of the common stock.  The Company has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling stockholders without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect.  The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

LEGAL MATTERS

The legality of the issuance of the shares offered in this prospectus will be passed upon for us by Seyfarth Shaw LLP of Boston, Massachusetts.

EXPERTS

The consolidated financial statements of our company as of December 31, 2008 and 2007 incorporated by reference to our Form 10-K for the year ended December 31, 2008, filed on March 17, 2009 and amended on April 30, 2009 and May 12, 2009, have been audited by Jimmy C.H. Cheung & Co, Independent registered public accountants, as stated in its report appearing herein and elsewhere in this prospectus, and have been so included in reliance upon the report of this firm given upon their authority as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 (including exhibits) under the Securities Act, with respect to the shares to be sold in this offering. This prospectus does not contain all the information set forth in the registration statement. For further information with respect to our company and the common stock offered in this prospectus, reference is made to the registration statement, including the exhibits filed thereto. With respect to each such document filed with the SEC as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matter involved.

We file quarterly and annual reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the public reference facilities of the SEC in Washington, D.C. You may call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov.

INFORMATION INCORPORATED BY REFERENCE

The Commission allows us to "incorporate by reference" into this prospectus the information we file with them.  The information we incorporate by reference into this prospectus is an important part of this prospectus. Any statement in a document we have filed with the Commission prior to the date of this prospectus and which is incorporated by reference into this prospectus will be considered to be modified or superseded to the extent a statement contained in this prospectus or any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes that statement. The modified or superseded statement will not be considered to be a part of this prospectus, except as modified or superseded.

We incorporate by reference into this prospectus the information contained in the following documents, which is considered to be a part of this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2008, filed on March 17, 2009 and amended on April 30, 2009 and May 12, 2009;

•	our Current Report on Form 8-K filed on January 21, 2009;

•	our Current Report on Form 8-K filed on March 17, 2009;

•	our Current Report on Form 8-K filed on March 23, 2009;

•	our Current Report on Form 8-K filed on March 30, 2009, amending our Current Report on Form 8-K initially filed on May 20, 2008 and previously amended on September 25, 2008;

•	our Current Report on Form 8-K filed on April 7, 2009;

•	our amended Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, filed on April 13, 2009;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed on May 15, 2009;

•	our Definitive Proxy Statement, dated May 28, 2009, filed on May 21, 2009;

•	our Current Report on Form 8-K filed on June 24, 2009;

•
the description of our common stock as set forth in our registration statement filed on Form 8-A under the Exchange Act on August 4, 2009, as amended by our Current Report on Form 8-K filed on September 28, 2009;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, filed on August 14, 2009;

•	our Current Report on Form 8-K filed on August 14, 2009;

•	our Current Report on Form 8-K filed on September 28, 2009; and

•	our Current Report on Form 8-K filed on October 13, 2009.

We also incorporate by reference all additional documents that we file with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are filed after the effective date of the post-effective amendment to the registration statement of which this prospectus is a part and prior to the termination of the offering of securities offered pursuant to this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to “furnish” and not file in accordance with Commission rules.

You may obtain a copy of these filings, without charge, by writing or calling us at:

SinoHub, Inc.
6/F, Building 51, Road 5, Qiongyu Blvd.
Technology Park, Nanshan District
Shenzhen, People’s Republic of China 518057
Attn:  Harry T. Cochran, CEO
+86-755-2661-2106

No dealer, salesperson, or other person has been authorized to give any information or to make any representation not contained in this prospectus, and, if given or made, such information and representation should not be relied upon as having been authorized by us or any selling stockholder. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered by this prospectus in any jurisdiction or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the facts set forth in this prospectus or in our affairs since the date hereof.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We estimate that expenses in connection with the distribution described in this registration statement (other than brokerage commissions, discounts or other expenses relating to the sale of the shares by the selling security holders) will be as set forth below. We will pay all of these expenses. The amounts shown below, with the exception of the Securities and Exchange Commission registration fee, are estimates.

SEC registration fee	$774
Accounting Fees and Expenses	15,000
Legal Fees and Expense	40,000
Printing Expenses	1,000
Miscellaneous	0
3,226
Total	$60,000

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. Section 145 of the Delaware General Corporation Law also provides that expenses (including attorneys’ fees) incurred by a director or officer in defending an action may be paid by a corporation in advance of the final disposition of an action if the director or officer undertakes to repay the advanced amounts if it is determined such person is not entitled to be indemnified by the corporation. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.  The Company’s Bylaws provide that, to the fullest extent permitted by law, the Company shall indemnify and hold harmless any person who was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person, or the person for whom he is the legally representative, is or was a director or officer of the Company, against all liabilities, losses, expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit.  The Company’s Certificate of Incorporation provides for such limitation of liability.

The Company’s Amended and Restated Bylaws provide for the indemnification of, and advancement of expenses to, directors and officers of the Company (and, at the discretion of the Board of Directors of the Company, employees and agents of the Company to the extent that Delaware law permits the Company to provide indemnification to such persons)  in excess of the indemnification and advancement otherwise permitted under Section 145 of the DGCL, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Company, its stockholders and others. The provision does not affect directors’ responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

The Company has entered into agreements with its directors and executive officers, that require the Company to indemnify such persons to the fullest extent permitted by law, against expenses, judgments, fines, settlements and other amounts incurred (including attorneys’ fees), and advance expenses if requested by such person, in connection with investigating, defending, being a witness in, participating, or preparing for any threatened, pending, or completed action, suit, or proceeding or any alternative dispute resolution mechanism, or any inquiry, hearing, or investigation (collectively, a “Proceeding”), relating to any event or occurrence that takes place either prior to or after the execution of the indemnification agreement, related to the fact that such person is or was a director or officer of the Company, or while a director or officer is or was serving at the request of the Company as a director, officer, employee, trustee, agent, or fiduciary of another foreign or domestic corporation, partnership, joint venture, employee benefit plan, trust, or other enterprise, or was a director, officer, employee, or agent of a foreign or domestic corporation that was a predecessor corporation of the Company or of another enterprise at the request of such predecessor corporation, or related to anything done or not done by such person in any such capacity, whether or not the basis of the Proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent of the Company. Indemnification is prohibited on account of any Proceeding in which judgment is rendered against such persons for an accounting of profits made from the purchase or sale by such persons of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any federal, state, or local laws. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

Insurance. The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise against liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against liability under the provisions of this section.  The Company currently maintains such insurance.

Settlement by the Company. The right of any person to be indemnified is subject always to the right of the Company by its Board of Directors, in lieu of such indemnity, to settle any such claim, action, suit or proceeding at the expense of the Company by the payment of the amount of such settlement and the costs and expenses incurred in connection therewith.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees as to which indemnification is sought, nor are we aware of any threatened litigation or proceeding that may result in claims for indemnification.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.	Description

2.1
Agreement and Plan of Merger by and among Liberty Alliance, Inc., a Delaware corporation, SinoHub Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company, SinoHub, Inc., a Delaware corporation and Steven L. White, the principal stockholder of Liberty Alliance, Inc., dated May 12, 2008 (includes registration rights for the holders of shares subject to a lock-up).  (1)

3.1	Amendment and Amended and Restated Certificate of Incorporation of SinoHub, Inc. **
3.3	Amended and Restated Bylaws of SinoHub, Inc., as amended by Amendment No. 1.*******
4.1	Form of Series A and B Common Stock Warrant. (3)
5.1	Opinion of Seyfarth Shaw, LLP. *
10.1	Lease dated June 10, 2008 between San On Investments No. 1 Limited and B2B Chips, Limited***
10.2	Lease Agreement by and between Zhou Dan and SinoHub SCM Shanghai, Ltd. dated March 23, 2006. (2)
10.3	Shanghai Wai Gao Qiao Bonded Zone Tenancy Agreement by and between Shanghai Xin Yong Logistics Ltd. and SinoHub Electronics Shanghai, Ltd., dated June 1, 2008. (2)
10.4	Lease Contract dated August 10, 2008 between China Great Wall Computer Shenzhen Co., Ltd. and SinoHub SCM Shenzhen, Ltd.***
10.5	Securities Purchase Agreement dated September 10, 2008, among SinoHub, Inc. and the investors listed on the Schedule of Buyers on Annex A. (3)

10.6	Registration Rights Agreement dated September 10, 2008, among SinoHub, Inc. and the investors signatory thereto. (3)
10.6.1	Waiver and General Release Agreement dated December 30, 2008 among SinoHub, Inc. and the investors signatory thereto.*****
10.6.2	Second Waiver and General Release Agreement dated February 19, 2009 among SinoHub, Inc. and the investors signatory thereto.*****
10.6.3	Third Waiver Agreement dated March 6, 2009 among SinoHub, Inc. and the investors signatory thereto.*****
10.7	Declaration of Trust dated January 30, 2008 between SinoHub Electronics Shenzhen, Ltd., (as “Beneficial Owner”), and Hantao Cui (as the “Trustee”).***
10.8	Form of Contract of Employment. (2)
10.9	Form of Non-Solicitation, Invention Assignment and Non-Disclosure Agreement. (4)
10.10	Trade Financing Loan between Shenzhen Branch, China Construction Bank and SinoHub SCM Shenzhen, Ltd. commencing on August 22, 2008 *****
10.11	Short Term Loan Contract between CIB Shenzhen Branch and SinoHub SCM Shenzhen, Ltd. for six months commencing on September 25, 2008.*****
10.12	Credit Line Contract between CIB Shenzhen Branch and SinoHub SCM Shenzhen, Ltd. for one year commencing September 25, 2008.*****
10.13	Promissory Note Issued by SinoHub, Inc. to Henry T. Cochran, dated January 17, 2007. (2)
10.14	Promissory Note Issued by SinoHub, Inc. to Peter Schech, dated January 27, 2007***
10.15	Promissory Note Issued by SinoHub, Inc. to Peter Schech, dated January 27, 2008***
10.16	Promissory Note Issued by SinoHub, Inc. to Jan Rejbo, dated June 20, 2007***
10.17	Promissory Note Issued by SinoHub, Inc. to Tracey C. Hutchinson, dated January 26, 2007***
10.18	Contract of Employment dated January 1, 2009 between SinoHub Electronics Shenzhen, Ltd and Henry T. Cochran****
10.19	Employment Contract dated January 1, 2009 between B2B Chips, Ltd. and Henry T. Cochran****
10.20	Contract of Employment dated January 1, 2009 between SinoHub Electronics Shenzhen, Ltd and Lei Xia****
10.21	Employment Contract dated January 1, 2009 between B2B Chips, Ltd. and Lei Xia*****
10.22	Contract of Employment dated January 1, 2009 between SinoHub Electronics Shenzhen, Ltd and De Hai Li****
10.23	Employment Contract dated January 1, 2009 between B2B Chips, Ltd. and De Hai Li*****
10.24	Guaranty Agreement dated June 26, 2007 between SinoHub SCM Shenzhen, Ltd. and Shenzhen Hongfeng Paper Products Co. Limited *****
10.25	Form of Lock-Up Agreement between SinoHub, Inc, and certain shareholders of SinoHub, Inc.********
10.26	SinoHub, Inc. 2008 Stock Plan.*******
10.26.1	SinoHub, Inc. 2000 Stock Plan.******
10.27	Contract of Mortgage of Maximum Amount dated August 21, 2008 between CIB Shenzhen Nanxin and Linda Marie Hetue*****
10.28	Contract of Guarantee of Maximum Amount dated August 21, 2008 between CIB Shenzhen Nanxin and Lei Xia. *****
10.29	Contract of Guarantee of Maximum Amount dated August 21, 2008 between CIB Shenzhen Nanxin and Hantao Cui*****
10.30	Equity Transferring Agreement dated January 17, 2008 between SinoHub Electronics Shenzhen Ltd. and SinoHub SCM Shanghai Ltd.*****
10.31	Equity Transferring Agreement dated April 10, 2008 between B2B Chips Limited and SinoHub Technology (Hong Kong) Limited*****
10.32	Loan for Export Rebates Custody Account between Shenzhen Branch, China Construction Bank and SinoHub SCM Shenzhen, Ltd. commencing on May 12, 2008 ******
10.33	Loan for Import Duties Custody Account between Shenzhen Branch, China Construction Bank and SinoHub SCM Shenzhen, Ltd. commencing on February 4, 2009 ******
10.34	Contract of Guarantee of Maximum Amount dated September 21, 2008 between CIB Shenzhen Nanxin and SinoHub Electronics Shenzhen, Ltd.******
10.35	Contract of Guarantee of Maximum Amount dated September 21, 2008 between CIB Shenzhen Nanxin and Shenzhen Yin Zhao Co., Ltd.******

10.36	Form of Indemnification Agreement for Officers and Directors.******
10.37	Registration Rights Agreement dated as of April 13, 2009, among SinoHub, Inc. and the stockholders signatory thereto. ******
10.37.1	Amendment No. 1 to Registration Rights Agreement dated as of August 6, 2009, among SinoHub, Inc. and the stockholders signatory thereto.
10.38	Lock-Up Agreement among Global Hunter Securities, LLC, Henry T. Cochran and Lei Xia. *******
10.39	Comprehensive Financing Line Contract between Shenzhen Branch, Bank of Hangzhou and SinoHub SCM Shenzhen, Ltd. commencing on April 6, 2009.********
10.40	Financing Guarantee Letter dated April, 2009 between Shenzhen Branch, Bank of Hangzhou and Lei Xia.********
10.41	Financing Guarantee Letter dated April, 2009 between Shenzhen Branch, Bank of Hangzhou and De Hai Li.********
10.42	Financing Guarantee Letter dated April, 2009 between Shenzhen Branch, Bank of Hangzhou and Hantao Cui.********
21.1	List of Subsidiaries.*****
23.1	Consent of Independent Registered Public Accounting Firm.*
23.2	Consent of Seyfarth Shaw, LLP (contained in Exhibit 5.1)********
24	Power of Attorney (included on the signature page of this registration statement).*

(1) Incorporated by reference from the Company’s Form 8-K filed with the Securities and Exchange Commission on May 15, 2008.
(2) Incorporated by reference from the Company’s Form 8-K filed with the Securities and Exchange Commission on May 20, 2008.
(3) Incorporated by reference from the Company’s Form 8-K filed with the Securities and Exchange Commission on September 16, 2008.
(4) Incorporated by reference from the Company’s Form 8-K filed with the Securities and Exchange Commission on September 22, 2008.

*Filed herewith.
** Previously filed with the Registration Statement on Form S-1 on October 24, 2008.
*** Previously filed with Amendment No. 1 to the Registration Statement on Form S-1 on December 17, 2008.
**** Previously filed with Amendment No. 2 to the Registration Statement on Form S-1 on January 20, 2009.
***** Previously filed with Amendment No. 3 to the Registration Statement on Form S-1 on March 17, 2009.
****** Previously filed with Amendment No. 4 to the Registration Statement on Form S-1 on April 14, 2009.
*******Previously filed with Amendment No. 5 to the Registration Statement on Form S-1 on May 4, 2009.
********Previously filed with Amendment No. 6 to the Registration Statement on Form S-1 on May 11, 2009

ITEM 17. UNDERTAKINGS

(a)           The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
Provided however, that:
A.
Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B.
Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant hereby undertakes, that for the purpose of determining liability of the registrant under the Securities Act of 1933, to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(2) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(c)           The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, in Boston, Massachusetts, on October 27, 2009.

SINOHUB, INC.
By: /s/ Henry T. Cochran
Henry T. Cochran
Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Henry T. Cochran as true and lawful attorney-in-fact and agent with full power of substitution and resubstitution and for him/her and in his/her name, place and stead, in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, as well as any new registration statement filed to register additional securities pursuant to Rule 462(b) under the Securities Act, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Henry T. Cochran	Director and Chief Executive Officer	October 27, 2009
Henry T. Cochran	(Principal Executive Officer)

/s/ De Hai Li*	Chief Financial Officer	October 27, 2009
De Hai Li	(Principal Financial and Accounting Officer)

/s/ Lei Xia*	Director	October 27, 2009
Lei Xia

/s/ Charles T. Kimball*	Director	October 27, 2009
Charles T. Kimball

/s/ Will Wang Graylin*
Will Wang Graylin	Director	October 27, 2009

/s/Richard L. King*	Director	October 27, 2009
Richard L. King

/s/Robert S. Torino*	Director	October 27, 2009
Robert S. Torino

/s/ Afshin Yazdian*
Afshin Yazdian	Director	October 27, 2009

*	by Henry T. Cochran, under Power of Attorney